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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Houston Industries Incorporated ("New HII", formerly named Houston Lighting & Power Company) on Form S-3 of our reports dated February 21, 1997, appearing in the Annual Reports on Form 10-K of New HII and Old HII (formerly named Houston Industries Incorporated) for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas

August 7, 1997